10.3 Maximum Property Guarantee Contract, dated July 13, 2009, by and among
Shandong Xiangrui, and Shandong Xinrui Chemical Devices Co., Ltd., and Citibank
Shanghai, for RMB 80 million
•	Main Contents
•	Contract No.: MR748004090713
•	Execution Date: July 13, 2009
•	Guarantor: Shandong Xiangrui Pharmacy Co., Ltd., and Shandong Xinrui Chemical Devices Co., Ltd.
•	Guarantee: Citibank Shanghai
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As guarantor, Shandong Xiangrui Pharmacy Co., Ltd. and Shandong Xinrui Chemical Devices Co., Ltd. undertake to assume joint and several liabilities for Runyin Bio-chemical Co., Ltd’s indebtedness towards Citibank Shanghai under a Uncommitted Short Term Cycling Finance Agreement with Contract No.: FA748004090713.

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Guarantee Items: Shandong Xiangrui Pharmacy Co., Ltd. agreed to created mortgage over land use right (Certificate No.: Dong Guo Yong 2008 No. 31; area: 43,249 m2) and the properties (Certificate No.: Dong Guo Yong 2008 No. 10288; area: 12,713 m2) to secure the payment of the debts under the main loan agreement. Shandong Xinrui Chemical Devices Co., Ltd. agreed to created mortgage over land use right (Certificate No.: Dong Guo Yong 2008 No. 513; area: 39,575 m2) and the properties (Certificate No.: Dong Guo Yong 2008 No. 10289; area: 5,897.42 m2) to secure the payment of the debts under the main loan agreement.

•	The maximum amount of the guarantee is RMB 57,686,231.
•	The mortgage term is from August 10, 2009 to August 10, 2014.
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Secured Items: the loan principal, interest, penalty interest, damages, compensation and all the expenses incurred for Citibank (China) Co., Ltd., Shanghai Branch to realize its creditor’s right under Loan Agreement.

•	Liabilities of Breach of Contract: Guarantor shall compensate guarantee any loss suffered from Shandong Runyin Bio-chemical Co., Ltd.’s breach of contract.

•	Headlines of the articles omitted
•	Commitment of guarantor
•	Assumption of guarantor’s responsibility
•	Dispute settlement
•	Miscellaneous
•	Effectiveness
•	Validity
•	Attention